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                                    EXHIBIT
                                       A
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                                                                       EXHIBIT A

                           AGREEMENT OF JOINT FILING

     In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, or any amendments thereto, with respect to the Common Stock, without par value, of 20th Century Industries and that this Agreement be included as an Exhibit to such filing.

     Each of the undersigned represents and warrants to the others that the information about it contained in the Schedule 13D and any amendment thereto will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned agrees to inform the others of any changes in such information or of any additional information which would require any amendment to the Schedule 13D and to promptly file such amendment.

     Each of the undersigned agrees to indemnify the others for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any representations, warranties or agreements in this Agreement.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the undersigned hereby execute this Agreement as of December 15, 1994.

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

AMERICAN INTERNATIONAL GROUP                     COMMERCE & INDUSTRY INSURANCE
  INC.                                             COMPANY


By: /s/ Edward E. Matthews                       By: /s/ Edward E. Matthews
    ------------------------                         -------------------------
    Edward E. Matthews                               Edward E. Matthews
    Vice Chairman - Finance                          S.V.P. - Finance

AMERICAN HOME ASSURANCE                          NEW HAMPSHIRE INSURANCE
  COMPANY INC.                                     COMPANY


By: /s/ Edward E. Matthews                       By: /s/ Edward E. Matthews
    ------------------------                         -------------------------
    Edward E. Matthews                               Edward E. Matthews
    S.V.P. - Finance                                 Vice President - Finance

NATIONAL UNION FIRE INSURANCE
  COMPANY OF PITTSBURGH, PA.

By: /s/ Edward E. Matthews
    ------------------------
    Senior Vice President
      - Finance

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